EXHIBIT 10.8

                                 LEASE AGREEMENT

Party A (hereinafter referred to as the "Group"): Tianjin Tianshi Group Co.,
Ltd.

Party B (hereinafter referred to as the "Biological"): Tianjin Tianshi Biological Development Co., Ltd.

Group and Biological sign the hereinafter agreement that Biolgical uses Goup's premise and relevant facilities on the basis of equality, mutual benefit, honesty and friendly negotiation. Both parties shall observe this agreement.

1. Group provides Biological some of the manufacturing plants, warehouses, offices and relevant facilities that are located in NO. 6 Yuanquan Road, Wuqing New Tech Industrial Park, Tianjin, China.

2. The lease term is for five years commencing on January 1, 2003, and ending on December 31, 2007.

3.      Biological pays management fee to Group at 1% of its sales revenue.

4. Biological pays monthly management fee through bank transfer before the 15th of each month.

5.      Group's responsibilities:

        a) Group shall insure that all the facilities in the premise run properly, provide maintenance for premise on regular basis, and bear all the corresponding expenses. Group shall compensate Biological's losses caused from improper maintenance or management of the premise and its attached facilities by Group.

        b) Group pays insurance fee for the premise and original facilities, and is responsible for compensating Biological's losses caused from the improper behavior the management staff and other users of Group.

        c) Group is obliged to satisfy Biological's reasonable and legal requirements during the lease period.

        d) Biological shall timely notify Group to take effective measures for any damages or malfunction existing or happening on the premise that may affect the safe and normal use of the premise.

6.      Biological's responsibilities:

        a) Biological promises to comply with the law in People's Republic of China during the lease period.

        b) Biological pays relevant expenses to Group by the time that is stipulated in this agreement.

        c) Biological shall properly use and take good care of each facility, and avoid any abnormal damages. Biological shall be responsible for timely maintenance or compensation for any malfunctions on the premise and its internal facilities caused from its misuse or inappropriate use.

        d) Biological shall keep the entire leased premise in a good condition when the term of this agreement comes to the end. Biological shall reconvert everything to the original state as Group requires, except for normal wear and tear or original defect.

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7.      Biological shall pay a fine for any delays in rental payment. Biological shall be deemed to have withdrawn from this agreement provided Group incurs any losses caused from Biological's late rental payment.

8. Group shall be responsible for compensating Biological's losses caused from Group breaching the stipulated clauses in this agreement.

9. Any matters not covered in this agreement shall be further negotiated between two parties, and a supplemental agreement shall be made. The supplemental agreement and this agreement shall be equally valid.

10. Both parties shall solve the disputes arising from the execution of this agreement through negotiation. In the case that an agreement cannot be reached, according to the law in People's Republic of China, any party may summit the dispute to the court on which the People's Republic of China has the jurisdiction.

11.     This agreement has four originals, and each party keeps two of them.

12. This agreement shall be effective from the date on which both parties sign on it.

Party A (Signature):                                 Party B (Signature):
Tianjin Tianshi Group Co., Ltd.                      Tianjin Tianshi Biological
                                                     Development Co., Ltd.
[COMPANY SEAL AFFIXED]
                                                     [COMPANY SEAL AFFIXED]

Address:                                             Address:
No.6 Yuanquan Road,                                  No.6 Yuanquan Road,
New-Tech Industrial Park,                            New-Tech Industrial Park,
Tianjin, China                                       Tianjin, China

Leagal Representative                                Leagal Representative
(or Consigner)                                       (or Consigner)

June 30, 2002                                        June 30, 2002